UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METROLOGIC INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-1866172
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

90 Coles Road

Blackwood, New Jersey 08012

Telephone: (856) 228-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

METROLOGIC INSTRUMENTS, INC. 1994 INCENTIVE PLAN

(Full title of the plan)

C. Harry Knowles

Chief Executive Officer

Metrologic Instruments, Inc.

90 Coles Road

Blackwood, New Jersey 08012

(Name and address of agent for service)

(856) 228-8100

(Telephone number, including area code, of agent for service)

Copies to:

John A. Fore, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

EXPLANATORY NOTE:  DEREGISTRATION OF SECURITIES

On February 13, 1995, Metrologic Instruments, Inc., a New Jersey corporation (the “Company”), filed a registration statement on Form S-8 (No. 33-89376) (the “Registration Statement”), which registered 1,800,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), as adjusted for subsequent stock splits, to be offered or sold under the Metrologic Instruments, Inc. 1994 Incentive Plan (the “Plan”).

On December 21, 2006 (the “Merger Date”), pursuant to an Agreement and Plan of Merger, dated as of September 12, 2006, among the Company, Meteor Holding Corporation, a Delaware corporation (“Meteor”), and Meteor Merger Corporation, a New Jersey corporation and wholly-owned subsidiary of Meteor (“Merger Sub”), Merger Sub merged with and into the Company, and the Company became a wholly-owned subsidiary of Meteor (the “Merger”).  On December 22, 2006, the Company will file a certification and notice of termination of registration on Form 15 with respect to the Common Stock.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements, including the Registration Statement.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of the Company’s Common Stock reserved for issuance under the Plan which remain unissued on the Merger Date.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Blackwood, State of New Jersey, on December 22, 2006.

METROLOGIC INSTRUMENTS, INC.

By:	/s/ Michael Coluzzi
Michael Coluzzi
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ C. Harry Knowles	Chief Executive Officer (Principal Executive Officer)	December 22, 2006
C. Harry Knowles

/s/ Michael Coluzzi	Chief Financial Officer (Principal Financial and	December 22, 2006
Michael Coluzzi	Accounting Officer)

/s/ Dipanjan Deb	President and Director	December 22, 2006
Dipanjan Deb

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